                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM 8-K

                   CURRENT REPORT PURSUANT TO SECTION 13 OR
                 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                               DECEMBER 2, 1997



   COMMISSION FILE NUMBER 1-9319                 COMMISSION FILE  NUMBER 1-9320

   PATRIOT AMERICAN HOSPITALITY,                  PATRIOT AMERICAN HOSPITALITY
               INC.                                    OPERATING COMPANY
----------------------------------             ---------------------------------
  (Exact name of registrant as                   (Exact name of registrant as
   specified in its charter)                      specified in its charter)

           DELAWARE                                        DELAWARE
----------------------------------             ---------------------------------
  (State or other jurisdiction of                (State or other jurisdiction of
   incorporation or organization)                 incorporation or organization)

          94-0358820                                      94-2878485
----------------------------------             ---------------------------------
       (I.R.S. Employer                                (I.R.S. Employer
      Identification No.)                             Identification No.)

3030 LBJ FREEWAY, SUITE 1500                   3030 LBJ FREEWAY, SUITE 1500
DALLAS, TEXAS              75234               DALLAS, TEXAS              75234
----------------------------------             ---------------------------------
 (Address of principal                         (Address of principal
  executive offices)    (Zip Code)              executive offices)    (Zip Code)

       (972) 888-8000                                  (972) 888-8000
----------------------------------             ---------------------------------
 (Registrant's telephone number,                (Registrant's telephone number,
      including area code)                           including area code)

              N/A                                             N/A
----------------------------------             ---------------------------------
(Former name, former address and               (Former name, former address and
 former fiscal year, if changed                 former fiscal year, if changed
 since last report)                             since last report)

ITEM 5.  OTHER EVENTS

  On December 2, 1997, Patriot American Hospitality, Inc. ("Patriot REIT") and Patriot American Hospitality Operating Company ("Patriot Operating Company") entered into an agreement and plan of merger (the "Merger Agreement") with Interstate Hotels Company ("IHC"), pursuant to which IHC will merge with and into Patriot REIT with Patriot REIT being the surviving corporation (the "Merger"). As a result of the Merger, Patriot REIT will acquire all of the assets and liabilities of IHC, including IHC's portfolio of 222 owned, leased or managed hotels located in the United States, Canada, the Carribbean and Russia. Of IHC's portfolio, 40 hotels are owned or majority-owned representing an aggregate of 11,580 rooms, 90 hotels are leased representing an aggregate of 10,354 rooms and 92 hotels are managed or subject to service agreements representing an aggregate of 23,183 rooms. IHC operates its hotels under a variety of major brand names, including Marriott(R), Embassy Suites(R), Hilton(TM), Holiday Inn(R), Radisson (TM), Westin(R), Sheraton(TM), Doubletree(TM), Residence Inn(TM), Hampton Inn(R), Comfort Inn(TM), Homewood Suites(TM) and its own brand, Colony(R). As a result of the Merger, Patriot REIT will assume or refinance all of IHC's existing indebtedness, which totaled approximately $790 million as of December 2, 1997.

  Pursuant to the Merger Agreement, upon consummation of the Merger and subject to proration as described below, stockholders of IHC will have the right to elect to have their shares of common stock (the "IHC Common Stock") converted into the right to receive either (i) $37.50 per share of IHC Common Stock (the "Cash Consideration"), or (ii) paired shares of common stock of Patriot REIT and common stock of Patriot Operating Company (the "Paired Shares") equal to $37.50 divided by the average closing price of a Paired Share as reported on the New York Stock Exchange over the 20 trading days immediately preceeding the fifth trading day prior to the meeting of stockholders of IHC at which the approval of the Merger will be sought (the "Average Closing Price"), subject to adjustment under certain circumstances depending on the Average Closing Price as more fully described below (the applicable conversion ratio being referred to herein as the "Exchange Ratio"). The Merger Agreement provides that, except under certain circumstances involving the payment of cash to IHC stockholders who exercise dissenters' appraisal rights in connection with the Merger, approximately 40% of the total issued and outstanding shares of IHC Common Stock (the "IHC Outstanding Shares") will be converted into the right to receive Cash Consideration and the remaining approximately 60% of the IHC Outstanding Shares will be converted into the right to receive Paired Shares at the Exchange Ratio. Accordingly, the aggregate Cash Consideration (the "Aggregate Cash Consideration") to be received by holders of IHC Common Stock who elect to receive Cash Consideration generally will be an amount equal to 40% of the IHC Outstanding Shares, multiplied by $37.50, or an aggregate of $530 million based on the number of shares of IHC Common Stock outstanding as of December 1, 1997. The aggregate number of Paired Shares to be received by holders of IHC Common Stock who elect to receive Paired Shares in the Merger (the "Aggregate Paired Share Consideration") generally will equal 60% of the IHC Outstanding Shares, multiplied by the Exchange Ratio. Outstanding options to acquire IHC Common Stock will be cashed out for an amount equal to the spread between the exercise price of such options and $37.50, except that certain senior executives of IHC may choose to have their options assumed by Patriot REIT.

  The Merger Agreement provides that, in the event that the holders of IHC Outstanding Shares elect to receive Cash Consideration with respect to more than 14,168,500 shares, such holders will receive the Aggregate Cash Consideration on a pro rata basis based on the respective number of shares of IHC Common Stock with respect to which each such holder has elected to receive Cash Consideration. Under such circumstances, such holders' remaining shares of IHC Common Stock that are not converted into the right to receive Cash Consideration will be converted into the right to receive Paired Shares at the Exchange Ratio. In the event that the aggregate number of shares of IHC Common Stock with respect to which the holders thereof have elected to receive Paired Shares is greater than 60% of the IHC Outstanding Shares, such holders will receive the Aggregate Paired Share Consideration on a pro rata basis based on the respective number of shares of IHC Common Stock with respect to which each such holder has elected to receive Paired Shares. Under such circumstances, such holders' remaining shares of IHC Common Stock that are not converted into the right to receive Paired Shares will be converted into the right to receive Cash Consideration.

  Under the terms of the Merger Agreement and subject to proration as described above, each issued and outstanding share of IHC Common Stock with respect to which the holder thereof has made an election to receive Paired Shares in the Merger generally will be converted into the right to receive a number of Paired Shares equal to $37.50 divided by the Average Closing Price. However, the Exchange Ratio is subject to adjustment if the Average Closing Price is less than 27.97 or greater than $34.186. In the event that the Average Closing Price is less than $27.97 but greater than or equal to $26.416, the Exchange Ratio will be equal to 1.341. In the event that the Average Closing Price is greater than $34.186 but less than or equal to $37.294 ($38.848, if the Merger is consummated after March 30, 1998), the Exchange Ratio will be equal to 1.097. In the event that the Average Closing Price is greater than $37.294 ($38.848, if the Merger is consummated after March 30, 1998), the Exchange Ratio will be equal to $40.912 ($42.616, if the Merger is consummated after March 30, 1998) divided by the Average Closing Price. In the event that the Average Closing Price is less than $26.416, the Exchange Ratio will be equal to 1.341, but IHC will have the right to terminate the Merger Agreement unless Patriot REIT decides to increase the Exchange Ratio to an amount equal to $35.424 divided by the Average Closing Price. In the event Patriot REIT increases the Exchange Ratio, IHC will no longer have such right to terminate the Merger Agreement.

  The Merger is subject to various conditions including, without limitation, approval of the Merger by the stockholders of Patriot REIT, Patriot Operating Company and IHC. Subject to the terms of a shareholders agreement, certain shareholders of IHC have agreed with Patriot REIT and Patriot Operating Company to vote 19.9% of the outstanding shares of IHC Common Stock in favor of the Merger. It is currently anticipated that the Merger will be consummated in the first quarter of 1998.

  In connection with the Merger, W. Thomas Parrington, Jr. president and chief executive officer of IHC, will become vice chairman and a member of the Board of Directors of Patriot Operating Company and Milton Fine, IHC's chairman, will join the Board of Directors of Patriot REIT.

   In connection with the Merger, Patriot REIT entered into a non-binding letter of intent with Marriott International ("Marriott") which provides for Patriot REIT's termination of franchise agreements relating to ten Marriott hotels currently owned and operated by IHC and the conversion of these hotels to the Wyndham brand. In return, Marriott will assume management of ten franchised Marriott hotels currently owned and operated by IHC for the term of the franchise agreements. Patriot REIT will continue to operate 36 franchised Marriott hotels which are owned by third parties.

   A copy of the Joint Press Release of Patriot American Hospitality, Inc. and Interstate Hotels Company dated December 2, 1997 is attached hereto as
Exhibit 99.1 and is incorported herein by reference.
------------

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (C)  The following exhibits are filed as part of this Report:

          Exhibit
          Number                       Description
          -------                      -----------

            2.1 Agreement and Plan of Merger, dated as of December 2, 1997, by and among Interstate Hotels Company, Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company.

           10.1 Shareholders Agreement, dated as of December 2, 1997, by and among Patriot American Hospitality, Inc., Patriot American Hospitality Operating Company, the shareholders of Interstate Hotels Company named on the signature pages thereto, and Interstate Hotels Company.

           99.1 Press release announcing the execution of the merger agreement between Patriot American Hospitality, Inc., Patriot American Hospitality Operating Company and Interstate Hotels Company.



                                 Exhibit Index
                                 -------------


          Exhibit
          Number                       Description
          -------                      -----------

           *2.1 Agreement and Plan of Merger, dated as of December 2, 1997, by and among Interstate Hotels Company, Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company.

          *10.1 Shareholders Agreement, dated as of December 2, 1997, by and among Patriot American Hospitality, Inc., Patriot American Hospitality Operating Company, the shareholders of Interstate Hotels Company named on the signature pages thereto, and Interstate Hotels Company.

          *99.1 Press release announcing the execution of the merger agreement between Patriot American Hospitality, Inc., Patriot American Hospitality Operating Company and Interstate Hotels Company.

----------------------
* Filed herewith.

                                   SIGNATURE


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrants have duly caused the report to be signed on their behalf by the undersigned thereunto duly authorized.

DATED:  December 3, 1997

                                  PATRIOT AMERICAN HOSPITALITY, INC.



                                  By:  /s/ Rex E. Stewart
                                      ------------------------------------------
                                       Rex E. Stewart
                                       Executive Vice President and
                                       Chief Financial Officer
                                       (Principal Accounting and
                                       Financial Officer)



                                  PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY



                                  By:  /s/ Rex E. Stewart
                                      ------------------------------------------
                                       Rex E. Stewart
                                       Executive Vice President and
                                       Chief Financial Officer
                                       (Principal Accounting and
                                       Financial Officer)